UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2013

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin		54301
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code 920-491-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 23, 2013, the Board of Directors of Associated Banc-Corp (“Company”) declared regular quarterly dividends on the Company’s outstanding common shares and outstanding 8.00% Perpetual Preferred Stock, Series B Depositary Shares. The Board also authorized the repurchase of up to $120 million of the Company’s common stock. This repurchase authorization is in addition to the $35 million remaining under the previously authorized common stock repurchase program announced on November 13, 2012. Repurchases under such programs are subject to regulatory approval and may occur from time to time in open market purchases, block transactions, private transactions, accelerated share repurchase programs or similar facilities.

The Board also authorized the following, subject to regulatory approval where applicable:

•	the redemption of all of the Company’s 9.250% Subordinated Notes due 2018 at the first redemption date; and
•	the purchase of up to $10 million of the Company’s 8.0% Perpetual Preferred Stock, Series B.

The news release containing this information is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 News Release dated July 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

Date: July 23, 2013	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number
99.1	News Release dated July 23, 2013

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